Wendy’s/Arby’s Group Reports Fourth Quarter and Full-Year 2010 Results

Reaffirms Outlook for Wendy’s Long-Term EBITDA Growth Target of 10-15%

ATLANTA, March 3, 2011 – Wendy’s/Arby’s Group, Inc. (NYSE: WEN), the third largest quick-service restaurant company in the United States, today reported results for the fourth quarter and year ended January 2, 2011.  The Company had previously reported preliminary fourth quarter and full-year results as well as plans to explore strategic alternatives for Arby’s Restaurant Group, Inc., including a sale of the brand, prior to hosting its Investor Day on January 27, 2011.  The results released today are consistent with preliminary results.

Roland Smith, President and Chief Executive Officer of Wendy’s/Arby’s Group, stated: “We view Wendy's® as one of the most attractive long-term growth stories in the quick-service restaurant industry.   As we highlighted at our recent Investor Day, we are implementing a comprehensive plan to drive incremental sales at existing restaurants by introducing exciting new products, expanding dayparts and modernizing our facilities. We will also rapidly grow our global footprint by opening new restaurants in international markets and in underpenetrated North American markets.  By successfully executing these compelling growth opportunities and using the strength of our balance sheet and free cash flow, we intend to unlock the long-term earnings potential of the brand and maximize shareholder value.”

Consolidated Fourth Quarter 2010 Summary (13 weeks in 2010 vs. 14 weeks in 2009)
▪
Adjusted EBITDA1 was $84.0 million, excluding net pre-tax special items of $1.8 million.  This is a decrease of 6.4% as compared to fourth quarter 2009 adjusted EBITDA of $89.7 million, excluding pre-tax integration-related costs and non-recurring net costs of $20.7 million and adjusted EBITDA of $13.6 million for the extra week in the quarter.

▪	Consolidated revenues were $840.7 million as compared to fourth quarter 2009 revenues of $900.9 million.
▪
Net loss was $10.8 million or $0.03 per share, including net after-tax special charges of $16.5 million or $0.04 per share. Fourth quarter 2009 net loss from continuing operations was $14.7 million, or $0.03 per share, including after-tax special charges of $44.5 million or $0.10 per share.

Consolidated Full-Year 2010 Summary (52 weeks in 2010 vs. 53 weeks in 2009)
▪
Adjusted EBITDA was $396.9 million, excluding net pre-tax special charges of $12.9 million.  This is a decrease of 3.6% as compared to 2009 full-year adjusted EBITDA of $411.6 million, excluding pre-tax integration-related costs and non-recurring net costs of $40.8 million and 53rd week adjusted EBITDA of $13.6 million.

▪	Consolidated revenues were $3.4 billion as compared to full-year 2009 revenues of $3.6 billion.
▪
Net loss was $4.3 million, or $0.01 per share, including net after-tax special charges of $64.7 million, or $0.15 per share, as compared to full-year 2009 net income from continuing operations of $3.5 million, or $0.01 per share including net after-tax special charges of $84.7 million or $0.18 per share.

1 See reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results detailed on page 6.

2011 Outlook
The Company anticipates 2011 pro forma EBITDA will be in a range of $345 million to $355 million.  The 2011 pro forma Company EBITDA outlook assumes a sale of Arby’s® and that related general and administrative (G&A) expense reductions occurred as of the beginning of fiscal 2011.

The 2011 pro forma EBITDA outlook, which the Company provided on January 26, includes the following expectations:
▪	Same-store sales growth of 1% to 3% at Wendy’s North America company-operated restaurants.
▪	Improvement of 30 to 60 basis points in Wendy’s company-operated restaurant margin.
▪	Capital expenditures for the Wendy’s brand of approximately $145 million.
▪	Wendy’s North America unit development of approximately 20 company stores and 45 franchise stores, plus approximately 50 international franchise stores.

Smith stated: “We are reiterating our 2011 outlook and reaffirming Wendy’s longer term target of 10% to 15% in average annual EBITDA growth, beginning in 2012. This year represents a transition period for our Company as we are exploring strategic alternatives for Arby's, including a sale of the brand, reducing our corporate G&A to support a single brand and focusing our energies on investing in Wendy's growth opportunities.”

Fourth Quarter and Full-Year 2010 Special Expense Charges
For the fourth quarter 2010, the Company recorded net after tax special charges of $16.5 million, including integration-related expenses, impairment charges, incremental advertising for Wendy’s new breakfast, costs related to Strategic Sourcing Group purchasing co-op (SSG) and reversal of pension withdrawal expense.  For the full-year 2010, the Company recorded net after tax special charges of $64.7 million, including integration-related expenses, impairment charges, incremental advertising for Wendy’s new breakfast, costs related to SSG, reversal of pension withdrawal expense, costs related to refinancing the senior secured credit facility and the related debt repayments, partially offset by income recognized from the collection of the Deerfield Capital Corp. note as the proceeds exceeded the carrying value of the note.

2010 Cash Flow
For the full-year 2010, net cash from operating activities totaled $226.3 million.  Net cash used was $79.2 million, including the effect of capital expenditures of $148.0 million and share repurchases of $173.5 million.  At year-end, cash and cash equivalents were $512.5 million, which provides significant financial flexibility to fund future capital expenditures and growth initiatives.

Recent International Growth Announcements
The Company recently announced two new agreements - a development agreement to further expand Wendy’s in the Philippines and a joint venture agreement to re-launch the brand in Japan. The new agreement in the Philippines market with Wenphil, a Wendy’s franchisee since 1983, calls for the development of 44 additional restaurants, which would increase the total number of Wendy’s locations in the country to 75.  The joint venture agreement in Japan with Ernest Higa and Higa Industries Co., Ltd., a successful food importer and distributor, provides for the re-launch of Wendy’s in Japan. The first Wendy’s restaurant is expected to open in Tokyo later this year with plans to rapidly expand the brand in the city and the remainder of the country in the coming years.

Since June 2009, Wendy’s/Arby’s Group subsidiaries have signed new development agreements for portions of the Middle East and North Africa, Singapore, Turkey, Russia, the Eastern Caribbean and Argentina.

Management to Host Conference Call Today – March 3, 2011
Management will host a conference call with slides to discuss its financial results today at 10:00 a.m. ET.  Hosting the call will be Roland Smith, President and Chief Executive Officer; Steve Hare, Chief Financial Officer; and John Barker, Chief Communications Officer.

The conference call can be accessed live over the phone by dialing 877-572-6014 or for international callers by dialing 281-913-8524.  A replay will be available two hours after the call and can be accessed by dialing 800-642-1687, or for international callers by dialing 706-645-9291; the conference ID for the replay is 42448178.  The replay will be available until midnight ET on Thursday, March 17, 2011.

The conference call and accompanying slides will also be webcast live from the investor relations page of the Company's website at www.wendysarbys.com.  The webcast and slides will also be archived on the Company's website at www.wendysarbys.com.

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group, Inc. and its subsidiaries (collectively “Wendy’s/Arby’s Group” or the “Company”).  Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address future operating, financial or business performance; strategies or expectations; future general and administrative expense reductions; anticipated costs or charges; future capitalization; future domestic or international business development; future daypart expansion; and anticipated financial impacts of possible transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act.  Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels; (3) the ability to effectively manage the acquisition and disposition of restaurants; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees, with a significant number of Arby’s franchisees and some Wendy’s franchisees having experienced declining sales and profitability; (7) food safety events, including instances of food-borne illness involving Wendy’s or Arby’s or their supply chains; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) goodwill and long-lived asset impairments; (13) changes in the interest rate environment; and (14) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Other factors include uncertainties regarding the outcome of the Company’s consideration of strategic alternatives for the Arby’s brand and its impact on the Company’s businesses.

The Company’s franchisees are independent third parties that the Company does not control.  Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings.  Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
EBITDA is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors.  The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry.

The Company also uses adjusted EBITDA and other adjusted financial measures (such as adjusted company-operated restaurant margin) which exclude certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as internal measures of business operating performance.  The Company believes such financial measures provide a meaningful perspective of the underlying operating performance of the Company’s current business.  EBITDA, adjusted EBITDA and adjusted company-operated restaurant margin are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”).  Because all companies do not calculate EBITDA, similarly titled financial measures, or company-operated restaurant margin in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit (loss) or net income (loss) or company-operated restaurant margin.

Because certain income statement items needed to calculate net income vary from quarter to quarter, the Company is unable to provide projections of net income and a reconciliation of projected Company pro forma EBITDA to net income.

The Company’s presentation of EBITDA, adjusted EBITDA and adjusted company-operated restaurant margin is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

About Wendy's/Arby's Group, Inc.
Wendy’s/Arby’s Group, Inc. is the third largest quick-service restaurant company in the United States and includes Wendy’s International, Inc., the franchisor of the Wendy’s restaurant system, and Arby’s Restaurant Group, Inc., the franchisor of the Arby’s restaurant system.  The combined restaurant systems include more than 10,000 restaurants in the U.S. and 26 other countries and U.S. territories worldwide.

Media and Investor Contacts:
John Barker at 678-514-6900 or john.barker@wendysarbys.com
Kay Sharpton at 678-514-5292 or kay.sharpton@wendysarbys.com

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Consolidated Statements of Operations
Fourth Quarter and Twelve Month Periods Ended January 2, 2011 and January 3, 2010

(In Thousands Except Per Share Amounts)	Fourth Quarter		Twelve Months
	2010 (13 weeks)	2009 (14 weeks)	2010 (52 weeks)	2009 (53 weeks)
Revenues:
Sales	$748,449	$802,872	$3,045,317	$3,198,348
Franchise revenues	92,283	98,071	371,097	382,487
	840,732	900,943	3,416,414	3,580,835
Costs and expenses:
Cost of sales	643,192	682,009	2,610,761	2,728,484
General and administrative	110,664	132,180	416,606	452,713
Depreciation and amortization	44,724	46,882	182,172	190,251
Impairment of long-lived assets	28,053	51,024	69,477	82,132
Facilities relocation and corporate restructuring	-	2,125	-	11,024
Other operating expense, net	1,052	2,010	5,010	4,255
	827,685	916,230	3,284,026	3,468,859
Operating profit (loss)	13,047	(15,287)	132,388	111,976
Interest expense	(32,694)	(37,037)	(137,229)	(126,708)
Loss on early extinguishment of debt	-	-	(26,197)	-
Investment income (expense), net	5	842	5,261	(3,008)
Other than temporary losses on investments	-	-	-	(3,916)
Other income, net	808	1,220	3,782	1,523
Loss before income taxes	(18,834)	(50,262)	(21,995)	(20,133)
Benefit from income taxes	8,076	35,544	17,670	23,649
(Loss) income from continuing operations	(10,758)	(14,718)	(4,325)	3,516
Income from discontinued operations, net of taxes	-	1,124	-	1,546
Net (loss) income	$(10,758)	$(13,594)	$(4,325)	$5,062

Basic and diluted (loss) income per share	$(0.03)	$(0.03)	$(0.01)	$0.01

Number of shares used to calculate basic and diluted income per share	418,084	459,390	426,247	466,687

Balance Sheet Data:	Jan. 2, 2011	Jan. 3, 2010
Cash and cash equivalents	$512,508	$591,719
Total assets	4,732,654	4,975,416
Long-term debt, including current portion	1,572,402	1,522,911
Total stockholders’ equity	2,163,174	2,336,339

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Calculation and Comparison of EBITDA and a Reconciliation of EBITDA to Net Income

(In Thousands)	Fourth Quarter		Twelve Months
(Unaudited)	2010 (13 weeks)	2009 (14 weeks)	2010 (52 weeks)	2009 (53 weeks)
EBITDA	$85,824	$82,619	$384,037	$384,359
Depreciation and amortization	(44,724)	(46,882)	(182,172)	(190,251)
Impairment of long-lived assets	(28,053)	(51,024)	(69,477)	(82,132)
Operating profit (loss)	13,047	(15,287)	132,388	111,976
Interest expense	(32,694)	(37,037)	(137,229)	(126,708)
Loss on early extinguishment of debt	-	-	(26,197)	-
Investment income (expense), net	5	842	5,261	(3,008)
Other than temporary losses on investments	-	-	-	(3,916)
Other income, net	808	1,220	3,782	1,523
Loss before income taxes	(18,834)	(50,262)	(21,995)	(20,133)
Benefit from income taxes	8,076	35,544	17,670	23,649
Net (loss) income from continuing operations	$(10,758)	$(14,718)	$(4,325)	$3,516

Reconciliation of EBITDA to Adjusted EBITDA

(In Thousands)	Fourth Quarter		Twelve Months
(Unaudited)	2010 (13 weeks)	2009 (14 weeks)	2010 (52 weeks)	2009 (53 weeks)
EBITDA	$85,824	$82,619	$384,037	$384,359
Plus: Integration costs in general and administrative (G&A)	1,185	5,387	5,514	16,598
SSG purchasing co-op expenses in G&A	245	-	5,145	-
Incremental advertising for Wendy’s new breakfast	1,738	-	7,192	-
Reversal of pension withdrawal expense in cost of sales	(4,975)	-	(4,975)	-
Wendy’s purchasing co-op start-up costs in G&A	-	15,500	-	15,500
Facilities relocation and corporate restructuring	-	2,125	-	11,024
Pension withdrawal expense in cost of sales	-	4,975	-	4,975
Benefit from vacation policy standardization in G&A	-	(3,339)	-	(3,339)
Benefit from vacation policy standardization in cost of sales	-	(3,925)	-	(3,925)
Adjusted EBITDA	84,017	103,342	396,913	425,192
Less:
EBITDA effect of additional week in 2009	N.A.	(13,600)	N.A.	(13,600)
Normalized 52 weeks adjusted EBITDA	$84,017	$89,742	$396,913	$411,592

                     % Change in Adjusted EBITDA                                                                                                                     -6.4%                                                                   -3.6%

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Selected Brand Financial Highlights

Wendy’s (Unaudited)	Fourth Quarter		Twelve Months
	2010 (13 weeks)	2009 (14 weeks)	2010 (52 weeks)	2009 (53 weeks)
North America same-store sales:
Systemwide	0.2%	-3.0%	-0.6%	-0.7%
Company-owned	-0.9%	-4.1%	-1.7%	-1.7%
Franchised	0.6%	-2.6%	-0.3%	-0.3%

Revenues (in Millions):
Restaurant sales	$485.0	$523.9	$1,980.6	$2,035.2
Bakery and kids’ meal promotion items sold to franchisees	23.9	27.4	98.5	99.0
Franchise revenues	73.8	78.8	296.4	302.8
	$582.7	$630.1	$2,375.5	$2,437.0

Cost of sales (% of Sales):
Food and paper	32.9%	31.6%	32.2%	32.2%
Restaurant labor	29.9%	30.5%	29.8%	30.2%
Occupancy, advertising and other operating costs	23.2%	22.0%	23.2%	22.7%

Restaurant margin %:
Company-operated restaurant margin as reported	14.0%	15.9%	14.8%	14.9%
Incremental advertising for Wendy’s new breakfast	0.4	-	0.4	-
Additional week in the 2009 fourth quarter	-	(0.3)	-	(0.1)
Adjusted Company-operated restaurant margin	14.4%	15.6%	15.2%	14.8%

Company-operated restaurant margin ($ millions)	$67.7	$83.4	$293.2	$303.7
Adjusted Company-operated restaurant margin ($ millions)	$69.4	$76.1	$300.4	$296.4

Restaurant count:	Company-owned	Franchised	Systemwide
Restaurant count at January 3, 2010	1,391	5,150	6,541
Opened	9	69	78
Closed	(4)	(39)	(43)
Net (sold to) purchased by franchisees	(2)	2	-
Restaurant count at January 2, 2011	1,394	5,182	6,576

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Selected Brand Financial Highlights

Arby’s (Unaudited)	Fourth Quarter		Twelve Months
	2010 (13 weeks)	2009 (14 weeks)	2010 (52 weeks)	2009 (53 weeks)
North America same-store sales:
Systemwide	2.0%	-11.0%	-5.8%	-8.8%
Company-owned	2.9%	-12.6%	-7.1%	-8.2%
Franchised	1.6%	-10.2%	-5.2%	-9.0%

Revenues (in Millions):
Restaurant sales	$239.5	$251.5	$966.2	$1,064.1
Franchise revenues	18.5	19.3	74.7	79.7
	$258.0	$270.8	$1,040.9	$1,143.8

Cost of sales (% of Sales):
Food and paper	28.6%	26.0%	27.4%	27.3%
Restaurant labor	31.4%	31.3%	32.9%	31.3%
Occupancy, advertising and other operating costs	28.2%	28.5%	28.1%	27.5%

Restaurant margin %:
Company-operated restaurant margin as reported	11.8%	14.2%	11.6%	13.9%
Benefit from vacation policy standardization	-	(1.6)	-	(0.4)
Additional week in the 2009 fourth quarter	-	(0.7)	-	(0.1)
Adjusted Company-operated restaurant margin	11.8%	11.9%	11.6%	13.4%

Company-operated restaurant margin ($ millions)	$28.3	$35.8	$112.4	$147.7
Adjusted Company-operated restaurant margin ($ millions)	$28.3	$27.6	$112.4	$139.5

Restaurant count:	Company-owned	Franchised	Systemwide
Restaurant count at January 3, 2010	1,169	2,549	3,718
Opened	-	44	44
Closed	(17)	(96)	(113)
Net (sold to) purchased by franchisees	(8)	8	-
Restaurant count at January 2, 2011	1,144	2,505	3,649